Exhibit 99.2

Consent of LionTree Advisors LLC

We hereby consent to (i) the inclusion of our opinion letter dated December 5, 2014 to the Board of Directors of Charter Communications, Inc. as Annex D to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 of CCH I, LLC, filed with the Securities and Exchange Commission as of the date hereof (the “Registration Statement”) relating to the proposed transactions involving Charter Communications, Inc., CCH I, LLC, Comcast Corporation, and Midwest Cable, Inc. and (ii) all references to LionTree Advisors LLC and such opinion in the sections captioned “Summary—Opinions of Charter’s Financial Advisors,” “The Transactions—Background of the Mergers” and “The Transactions—Opinions of Charter’s Financial Advisors—Opinion of LionTree Advisers LLC” of such Joint Proxy Statement/Prospectus. The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

LIONTREE ADVISORS LLC

New York, New York

February 12, 2015